

                         EXHIBIT 12


                                MINNESOTA MINING AND
MANUFACTURING COMPANY
                                            AND SUBSIDIARIES


                             CALCULATION OF RATIO OF EARNINGS TO
FIXED CHARGES
                                          (Dollars in millions)


                                           Nine Months Ended
                                          September 30, 1993
1992     1991     1990     1989     1988
EARNINGS                                  ------------------
- - ------   ------   ------   ------   ------
    Income Before Income Taxes,
       Minority Interest and Cumulative
       Effect of Accounting Changes                  $1,554
$1,947   $1,877   $2,135   $2,099   $1,985

Add:
          Interest on debt                               37
76       97       98       98       99

          Interest component of the ESOP
             benefit expense                             31
42       44       45       -        -

          Portion of rent under operating
             leases representative of
             the interest component                      35
47       47       44       35       36

Less:
          Equity in undistributed income
             of 20-50% owned companies                   -
(1)      (6)       1        4       11
                                                     ------
- - ------   ------   ------   ------   ------
                   TOTAL EARNINGS AVAILABLE          $1,657
$2,113   $2,071   $2,321   $2,228   $2,109
                    FOR FIXED CHARGES                ======
======   ======   ======   ======   ======


FIXED CHARGES

          Interest on debt                              $37
$76      $97      $98      $98      $99

          Interest component of the ESOP
             benefit expense                             31
42       44       45       -        -

          Portion of rent under operating
             leases representative of
             the interest component                      35
47       47       44       35       36
                                                     ------
- - ------   ------   ------   ------   ------
                   TOTAL FIXED CHARGES                 $103
$165     $188     $187     $133     $135
                                                     ======
======   ======   ======   ======   ======

RATIO OF EARNINGS TO FIXED CHARGES                    16.09
12.81    11.02    12.42    16.75    15.62

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